EXHIBIT 4.22

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
                                                                  CONFORMED COPY

                              Dated 24 October 2002

                             BARCLAYCARD FUNDING PLC
                                  as MTN Issuer

                              THE BANK OF NEW YORK,
                        acting through its London branch
              as Issue Agent, Principal Paying Agent and Agent Bank

                                       and

                              THE BANK OF NEW YORK
                        acting through its London branch
                                   as Trustee




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                       AMENDMENT AND RESTATEMENT AGREEMENT
                               (AGENCY AGREEMENT)

                                  in respect of

  THE BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME


              ---------------------------------------------------

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 24 October 2002

BETWEEN:

(1)    BARCLAYCARD FUNDING PLC as MTN Issuer (the "MTN ISSUER");

(2) THE BANK OF NEW YORK acting through its London branch as Issue Agent, Principal Paying Agent and Agent Bank; and

(3)    THE BANK OF NEW YORK acting through its London branch as Trustee

WHEREAS

(A) The MTN Issuer has established a programme for the issuance of asset backed medium term notes and note certificates (the "NOTES").

(B) On 23 November 1999 the MTN Issuer and the parties hereto entered into an Agency Agreement (the "AGENCY AGREEMENT") in respect of the Notes.

(C) The parties hereto now wish to amend and restate the Agency Agreement so as to make certain amendments, all as set out in the Exhibit hereto.

NOW IT IS HEREBY AGREED as follows:

1.     DEFINITIONS

Save where the contrary is indicated or the context otherwise requires, any term defined in the Agency Agreement shall have the same meaning herein.

2.     AMENDMENT

With effect from the date of this Amendment and Restatement Agreement (Agency Agreement), the Agency Agreement shall be amended so as to conform with the amendments contained herein. Thereafter, without prejudice to any existing rights and obligations, the Agency Agreement as so amended shall continue in full force and effect as restated and set out in the Exhibit hereto.

3.     REFERENCES

Any reference in this Amendment and Restatement Agreement (Agency Agreement) to the Agency Agreement or any other agreement or document shall be construed as a reference to the Agency Agreement or any other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented, replaced, restated or novated.

4.     COUNTERPARTS

This Amendment and Restatement Agreement (Agency Agreement) may be signed in counterparts, all of which when taken together shall constitute a single agreement.

5.     GOVERNING LAW

The provisions of Clause 23 of the Agency Agreement shall apply hereto, mutatis mutandis as the same were set out herein in full.

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

6.     CONTRACT (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Amendment and Restatement Agreement (Agency Agreement) has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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


                                   SIGNATURES

THE MTN ISSUER

EXECUTED BY:                                )
BARCLAYCARD FUNDING PLC                     )  BRYAN NEEDHAM
acting through its duly authorised          )
representative in the presence of:          )





THE ISSUE AGENT, PRINCIPAL PAYING AGENT AND AGENT BANK

EXECUTED BY:
THE BANK OF NEW YORK,                       )
LONDON BRANCH                               )  MIA DRENNAN
acting through its duly authorised          )
representative in the presence of:          )





THE TRUSTEE

EXECUTED BY:

THE BANK OF NEW YORK,                       )
LONDON BRANCH                               )  MIA DRENNAN
acting through its duly authorised          )
representative in the presence of:          )


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

               EXHIBIT TO THE AMENDMENT AND RESTATEMENT AGREEMENT
                               (AGENCY AGREEMENT)

                        --------------------------------

                                AGENCY AGREEMENT
                   IN RESPECT OF THE BARCLAYCARD ASSET BACKED
                 MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME

                        --------------------------------









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                                    CONTENTS

CLAUSE                                                                      PAGE

1.     Definitions And Interpretation..........................................1
2.     Appointment Of The Agents...............................................2
3.     Agents As Agent Of The Trustee..........................................2
4.     Issuance Of Notes.......................................................3
5.     Replacement Notes.......................................................6
6.     Payments To The Principal Paying Agent..................................7
7.     Payments To Holders Of Notes............................................8
8.     Miscellaneous Duties Of The Paying Agents..............................10
9.     Early Redemption And Exercise Of Options...............................13
10.    Appointment And Duties Of The Agent Bank...............................14
11.    Fees And Expenses......................................................15
12.    Terms Of Appointment...................................................16
13.    Changes In Agents......................................................17
14.    Appointment Of Additional MTN Issuers..................................20
15.    Force Majeure..........................................................20
16.    Notices................................................................20
17.    Limited Recourse.......................................................20
18.    Non-Petition...........................................................21
19.    Authorisation..........................................................21
20.    Modification...........................................................22
21.    Counterparts...........................................................22
22.    Successors.............................................................22
23.    Law And Jurisdiction...................................................22

SCHEDULE 1   NOTICE OF APPOINTMENT OF AGENT...................................26

SCHEDULE 2   ACCESSION AGREEMENT..............................................27

SCHEDULE 3   NOTICE OF APPOINTMENT OF AGENT BANK..............................30

THIS AGENCY AGREEMENT is made on 23 November 1999 and amended and restated on 24 October 2002

BETWEEN

(1) BARCLAYCARD FUNDING PLC, a public company limited incorporated in England and Wales, with company number 2530163 having its registered office at 54 Lombard Street, London EC3P 3AH (the "MTN ISSUER", which expression shall, where the context requires, include any other issuer substituted pursuant to the provisions of the Security Trust Deed or appointed pursuant to the provisions of this Agreement, in respect of the Programme by an agreement supplemental hereto);

(2) THE BANK OF NEW YORK, a New York banking corporation acting through its London branch at One Canada Square, London E14 5AL and its successors and assigns and in its capacities as issue agent, agent bank and principal paying agent (the "ISSUE AGENT", "AGENT BANK" and "PRINCIPAL PAYING AGENT" which expressions shall, where the context so admits, include any successor issue agent, agent bank and principal paying agent for the time being appointed);

(3) BANK OF NEW YORK, a New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL New York banking corporation acting through its London Branch at One Canada Square, London E14 5AL and its successors and assigns in its capacity as trustee (the "TRUSTEE", which expression shall, wherever the context so admits, include any other trustee or trustees for the time being of the Security Trust Deed for any Series of Notes).

WHEREAS

(A) The MTN Issuer has established a programme for the issuance of asset backed medium term notes and note certificates (the "NOTES").

(B) Each Series of Notes will be constituted by, and secured as provided in, the Security Trust Deed and the applicable Supplemental Trust Deed.

(C) The parties hereto wish to record certain arrangements which they have made in relation to the Notes of each Series to be issued under the Programme.

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Master Definitions Schedule dated 23 November 1999 as amended and restated on 24 October (as the same may from time to time be amended, modified or supplemented) (the "MASTER DEFINITIONS SCHEDULE") and signed for the purpose of identification by, inter alia, the MTN Issuer, the Principal Paying Agent and the Trustee shall, except where the context otherwise requires, have the same meanings where used in this Agreement. If there is an inconsistency between the definitions herein and the Master Definitions Schedule, the definitions used herein shall apply.

1.2 In this Agreement, any reference to payments of principal or interest includes any additional amounts payable in relation thereto under the Conditions

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

2.     APPOINTMENT OF THE AGENTS

2.1 The MTN Issuer hereby appoints the Issue Agent at its specified office as an agent in relation to the Programme for the purposes specified in this Agreement and in the Conditions.

2.2 The MTN Issuer appoints on a several basis each of the Issue Agent, the Principal Paying Agent, the Paying Agents and the Agent Bank at their respective specified offices as its agent in relation to each Series of Notes for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

2.3 The MTN Issuer will notify each of the Principal Paying Agent and the Paying Agents in relation to each Series in respect of which it is appointed in the form of notice set out in the First Schedule (the "NOTICE OF APPOINTMENT").

2.4 Each of the Agents specified in Clause 2.2 accepts its appointment as agent of the MTN Issuer in relation to a relevant Series of Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

3.     AGENTS AS AGENT OF THE TRUSTEE

3.1 At any time after an Event of Default in respect of a Series of Notes has occurred or the Notes of such Series have otherwise become due and payable:

       (a) the Principal Paying Agent and the other Paying Agents in relation to a particular Series of Notes and the Agent Bank shall, upon receipt of notice from the Trustee (a copy of which shall have been sent to the MTN Issuer) act as Principal Paying Agent, Paying Agent or Agent Bank in relation to such Series of Notes (as the case may require) of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Security Trust Deed and the Notes mutatis mutandis subject to and in accordance with the provisions of this Agreement (save that the Trustee's liability under any provisions herein contained for the indemnification of any Agents shall be limited to the amounts for the time being held by the Trustee upon the trusts of the Security Trust Deed and available to the Trustee for such purpose); and

       (b) the Agents shall, upon receipt of notice from the Trustee (a copy of which has been sent to the MTN Issuer):

              (i) hold the relevant Series of Notes and any Coupons and Talons and all sums, documents and records held by them in respect of the relevant Series of Notes on behalf of the Trustee; or

              (ii) deliver up the relevant Series of Notes and any Coupons and Talons and all sums, documents and records held by them in respect of the relevant Series of Notes to the Trustee or as the Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any documents or records which any Agent is obliged by any law or regulation not so to release.

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

4.     ISSUANCE OF NOTES

4.1 Upon the conclusion of any agreement for the issue of and subscription for a relevant Series the MTN Issuer shall, as soon as practicable but in any event, not later than 2.00 p.m. (London time) on the third Banking Day prior to the proposed Issue Date or such other time as may be agreed between the MTN Issuer and the Issue Agent:

       (a) confirm by such means necessary to the Issue Agent, with a copy to the Trustee, all such information as the Issue Agent may reasonably require to carry out its functions under this Agreement and in particular, whether customary eurobond or medium term note settlement and payment procedures will apply to the relevant Series and (if a Global Note is to be used), such details as are necessary to enable it to complete a Global Note of the relevant Series and (if medium term note settlement and payment procedures are to apply) the account to which payment should be made;

       (b) deliver a copy, duly executed, of the relevant Pricing Supplement or, in the case of a Series to be admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange, the relevant Supplementary Listing Particulars in relation to the relevant Series to the Issue Agent and, in each case, with a copy to the Trustee; and

       (c) unless the MTN Issuer shall have provided such Global Note to the Issue Agent pursuant to Clause 4.2, ensure that there is delivered to the Issue Agent an appropriate Global Note (in unauthenticated form but executed on behalf of the MTN Issuer and otherwise complete) in relation to the relevant Series.

4.2 The MTN Issuer may, at its option, deliver from time to time to the Issue Agent a stock of Global Notes (in unauthenticated form but executed on behalf of the MTN Issuer).

4.3 The Issue Agent shall on behalf of the MTN Issuer, where the relevant Notes are to be admitted to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange, deliver a copy of the Pricing Supplement in relation to the relevant Series to the UK Listing Authority and to the London Stock Exchange as soon as practicable but in any event not later than 2.00 p.m. (London time) on the London business day prior to the proposed issue date therefor.

4.4 On or before 3.00 p.m. (London time) on the Banking Day prior to the Issue Date in relation to each Series, the Issue Agent shall authenticate and deliver the relevant Global Note to the relevant depositary for Euroclear and/or Clearstream, Luxembourg and/or any other clearing system or otherwise as directed by the MTN Issuer. The Issue Agent shall give instructions to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system to credit Notes represented by a Global Note to the Issue Agent's distribution account and to hold each such Note to the order of the MTN Issuer pending delivery to the Dealer on a delivery against payment basis (or on such other basis as shall have been agreed between the MTN Issuer and the Dealer and notified to the Issue Agent) in accordance with the normal procedures of Euroclear and/or Clearstream, Luxembourg and/or such other clearing system, as the case may be and, following payment, to credit the Notes of the relevant Series represented by such Global

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

       Note to such securities account(s) as shall have been notified to the Issue Agent by the MTN Issuer. The Issue Agent shall on the Issue Date in respect of the relevant Series and against receipt of funds from the Dealer transfer the proceeds of issue to the account notified in accordance with Clause 4.1 above.

4.5 In relation to any Series of Notes to which this Agreement relates, if the Issue Agent should pay an amount (an "ADVANCE") to the MTN Issuer or to its order in the belief that a payment has been or will be received from the Dealer, and if such payment is not received by the Issue Agent on the date that the Issue Agent pays the MTN Issuer, the MTN Issuer shall forthwith repay the advance (unless prior to such repayment the payment is received from the Dealer) and shall pay interest on such amount which shall accrue (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in sterling) and the actual number of days elapsed from the date of payment of such advance until the earlier of:

       (a)    repayment of the advance; or

       (b) receipt by the Issue Agent of the payment from the Dealer, and at the rate per annum which is the aggregate of one per cent. per annum and the rate reasonably determined and certified by the Issue Agent and expressed as a rate per annum as reflecting its cost of funds for the time being in relation to the unpaid amount.

4.6 The MTN Issuer shall, in relation to each Series of Notes which is represented by a Temporary Global Note, ensure that there is delivered to or to the order of the Issue Agent not less than ten (five, in the case of an exchange for the Permanent Global Note) Banking Days before the relevant Temporary Global Note becomes exchangeable therefor, the Permanent Global Note (in unauthenticated form, but executed by the MTN Issuer and otherwise complete) in relation thereto unless a Permanent Global Note has been provided to the Issue Agent pursuant to Clause 4.2 or, as the case may be, the Definitive Notes (in unauthenticated form, but executed by the MTN Issuer and otherwise complete) in relation thereto. The Issue Agent shall authenticate and deliver or cause to be authenticated and delivered such Permanent Global Note or, as the case may be, Definitive Notes in accordance with the terms hereof and of the relevant Temporary Global Note.

4.7 The MTN Issuer shall, in relation to each Series of Notes which is represented by a Permanent Global Note in relation to which an exchange notice has been given in accordance with the terms of such Permanent Global Note or which is due to be exchanged in accordance with its terms, ensure that there is delivered to or to the order of the Issue Agent not less than ten Banking Days before the latest date on which the relevant notice period expires or, in any event, on which such Permanent Global Note may be exchanged prior to becoming void, the Definitive Notes (in unauthenticated form but executed by the MTN Issuer and otherwise complete) in relation thereto. The Issue Agent shall authenticate and deliver or cause to be authenticated and delivered such Definitive Notes in accordance with the terms hereof and of the relevant Permanent Global Note.

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

4.8 In relation to any Series of Notes to which this Agreement relates, where any Definitive Notes are to be delivered in exchange for a Temporary Global Note or a Permanent Global Note, the Issue Agent shall ensure that in the case of Definitive Notes with Coupons attached, such Definitive Notes shall have attached thereto only such Coupons as shall ensure that neither loss nor gain of interest shall accrue to the bearer thereof.

4.9 The Issue Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes delivered to it in accordance with this Clause 4, Clause 5 and Clause 9 and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Temporary Global Note or Permanent Global Note. The MTN Issuer shall ensure that each of the Issue Agent and the Replacement Agent (as defined in Clause 5.1) holds sufficient Notes or Coupons to fulfil its respective obligations under Clause 4, Clause 5 and Clause 9 and each of the Issue Agent and the Replacement Agent undertakes to notify the MTN Issuer if it holds insufficient Notes or Coupons for such purposes.

4.10 The Issue Agent is authorised by the MTN Issuer to authenticate such Temporary Global Notes, Permanent Global Notes, Definitive Notes in relation to a relevant Series of Notes as may be required to be authenticated hereunder by the signature of any of their respective officers or any other person duly authorised for the purpose by the Issue Agent.

4.11 On each occasion on which a portion of a Temporary Global Note or, a Permanent Global Note is exchanged for a portion of a Permanent Global Note or, as the case may be, for Definitive Notes, the Issue Agent shall note or procure that there is noted on the Schedule to the Temporary Global Note or, as the case may be, Permanent Global Note the aggregate principal amount thereof so exchanged and the remaining principal amount of the Temporary Global Note or, as the case may be, Permanent Global Note (which shall be the previous principal amount thereof less (or, in the case of a Permanent Global Note in respect of an exchange of a portion of a Temporary Global Note for a Permanent Global Note, plus) the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf. The Issue Agent shall cancel or procure the cancellation of each Temporary Global Note or, as the case may be, Permanent Global Note against surrender of which it has made full exchange for a Permanent Global Note or Definitive Notes.

4.12 The MTN Issuer shall, in relation to any Definitive Notes to which a Talon is attached upon the initial delivery thereof, on each occasion on which a Talon becomes exchangeable for further Coupons, not less than five Banking Days before the date on which the final Coupon comprised in any Coupon sheet (which includes a Talon) matures (the "TALON EXCHANGE DATE"), ensure that there is delivered to or to the order of the Issue Agent such number of Coupon sheets as may be required in order to enable the Principal Paying Agent to fulfil its obligation under Clause 4.13 below.

4.13 The Principal Paying Agent shall, against the presentation and surrender of any Talon in relation to a relevant Series of Notes on or after the Talon Exchange Date in respect of such Talon, deliver a Coupon sheet provided that if any Talon is presented and surrendered for exchange to a Paying Agent and the Replacement Agent (as defined in

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

       Clause 5.1) has delivered a replacement therefor, such Paying Agent shall forthwith notify the MTN Issuer of such presentation and surrender and shall not exchange against the same unless and until it is so instructed by the MTN Issuer. After making such exchange, the Principal Paying Agent shall cancel each Talon surrendered to it and in respect of which a Coupon sheet shall have been delivered and shall deliver the same to or to the order of the Issue Agent.

4.14 The MTN Issuer undertakes to notify the Issue Agent in relation to a relevant Series of any changes in the identity of the Dealer appointed generally in respect of the Programme and the Issue Agent agrees to notify the Paying Agents thereof as soon as reasonably practicable thereafter.

4.15 Notwithstanding any of the other provisions contained in this Agreement the Issue Agent shall not issue a Series of Notes under the Programme if the aggregate nominal amount of the Series of Notes to be issued, when added to the aggregate nominal amount of all Series of Notes outstanding on the proposed Issue Date (excluding for this purpose any Notes to be redeemed on such Issue Date) exceeds the MTN Issuer Limit or its equivalent in other currencies as determined pursuant to Clause 3.6 of the Programme Dealer Agreement. For the purposes of this provision, the Issue Agent shall determine whether the MTN Issuer Limit will be exceeded.

5.     REPLACEMENT NOTES

5.1 The Principal Paying Agent or, as the case may be in respect of a relevant Series of Notes, the Paying Agent named in the relevant Applicable Supplement (in such capacity "REPLACEMENT AGENT") shall, upon and in accordance with the instructions (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence and indemnity) of the MTN Issuer but not otherwise, authenticate and deliver a Temporary Global Note, Permanent Global Note, Definitive Note, Coupon or Talon as a replacement for any of the same which has been mutilated or defaced or which has or has been alleged to have been destroyed, stolen or lost; provided that no Temporary Global Note, Permanent Global Note, Definitive Note or Coupon shall be delivered as a replacement for any of the same which has been mutilated or defaced otherwise than against surrender of the same.

5.2 Each replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon delivered hereunder for any Series of Notes to which this Agreement relates shall bear a unique serial number.

5.3 The Replacement Agent in relation to a relevant Series of Notes shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it and in respect of which a replacement has been delivered.

5.4 The Replacement Agent in relation to a relevant Series of Notes shall notify the MTN Issuer and the Trustee and the other Agents of the delivery by it in accordance herewith of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, specifying the serial number thereof and the serial number (if any and if known) of the Note which it replaces and confirming (if such be the case) that the Note which it replaces has been cancelled.

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

5.5 In relation to any Series of Notes to which this Agreement relates, unless the MTN Issuer instructs otherwise, the Replacement Agent shall destroy each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to and cancelled by it and in respect of which a replacement has been delivered and shall, as soon as reasonably practicable but not later than three months after such destruction, furnish the MTN Issuer and the Trustee with a certificate as to such destruction and specifying the serial numbers of the Temporary Global Note, Permanent Global Note and Definitive Notes in numerical sequence and the total number by payment or maturity date of Coupons (distinguishing Talons) as destroyed.

6.     PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1 In order to provide for the payment of interest and principal or, as the case may be, any other amount payable in respect of the Notes of each Series as the same shall become due and payable, the MTN Issuer in relation to a relevant Series of Notes shall procure payment to the Principal Paying Agent on (unless otherwise specified in any Supplemental Security Trust Deed in relation to a Series of Notes) the date on which such payment becomes due an amount equal to the amount of principal or, as the case may be, interest (including for this purpose any amounts remaining payable in respect of uncancelled Coupons pertaining to Definitive Notes which have been cancelled following their purchase in accordance with the Conditions) then becoming due in respect of such Notes.

6.2 The MTN Issuer shall procure, or procure that each relevant Counterparty procures, that the bank through which the payment required by Clause 6.1 is to be made shall irrevocably confirm to the Principal Paying Agent by tested telex or authenticated SWIFT message no later than 3.00 p.m. (local time in the city of the Principal Paying Agent's specified office) on the Banking Day before the due date for any such payment that it will make such payment. Each such payment shall be paid unconditionally by credit transfer in the currency in which the Notes of the relevant Series are denominated or, if different, payable and in immediately available, freely transferable funds not later than 10.00 a.m. (local time) on the relevant day for payment to the Principal Paying Agent to such account with such bank as the Principal Paying Agent may by notice to the MTN Issuer have specified for the purpose.

6.3 The Principal Paying Agent shall be entitled to deal with each amount paid to it hereunder in relation to any Series of Notes to which this Agreement relates in the same manner as other amounts paid to it as a banker by its customers provided that:

       (a) it shall not against the MTN Issuer exercise any lien, right of set-off or similar claim in respect thereof; and

       (b)    it shall not be liable to any person for interest thereon.

6.4 All monies paid to the Principal Paying Agent by the MTN Issuer in respect of any Note of a relevant Series shall be held by the Principal Paying Agent from the moment when such monies are received until the time of actual payment thereof, for the benefit of the persons entitled thereto, to apply the same in accordance with Clause 7 but this will not discharge the obligation of the MTN Issuer to pay the Noteholders any amounts due to

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

       them under the Conditions of the relevant Series and the Principal Paying Agent will not as a consequence thereof owe any fiduciary duties to the relevant Noteholders.

6.5    If the Principal Paying Agent has not:

       (a) by 3.00 p.m. (local time) on the Business Day before the due date of any payment in relation to a relevant Series of Notes to it under Clause 6.1, received notification of the relevant payment confirmation referred to in Clause 6.2; or

       (b) by 10.00 a.m. (local time) on the due date of any payment received the full amount payable under Clause 6.1,

        it shall, as soon as reasonably practicable, notify the MTN Issuer and the Trustee. If the Principal Paying Agent subsequently receives notification of such payment instructions or payment of the amount due, it or they, as the case may be, shall forthwith notify the MTN Issuer and the Trustee.

7.     PAYMENTS TO HOLDERS OF NOTES

7.1 Each Paying Agent acting through its specified office shall make payments of interest or, as the case may be, principal in respect of a relevant Series of Notes in accordance with the Conditions applicable thereto (and, in the case of a relevant Series, Temporary Global Note or a Permanent Global Note, the terms thereof) provided that:

       (a) if any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the MTN Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the MTN Issuer and has received the amount to be so paid;

       (b) a Paying Agent shall not be obliged (but shall be entitled) to make such payments:

              (iii) if it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of the relevant payment due to it under Clause 6.1; or

              (iv) if it has been notified in accordance with Clause 6.5 that the relevant payment instructions have not been received unless it is subsequently notified that such payment instructions have been received;

       (c) each Paying Agent shall cancel or procure the cancellation of each Temporary Global Note, Permanent Global Note, Definitive Note (in the case of early redemption, together with such unmatured Coupons or unexchanged Talons as are attached to or are surrendered with it at the time of such redemption) or Coupon against surrender of which it has made full payment and shall (if such Paying Agent is not the Principal Paying Agent) deliver or procure the delivery of each Temporary Global Note, Permanent Global Note, Definitive Note

              (together with as aforesaid) or Coupon so cancelled by it to or to the order of the Principal Paying Agent; and

       (d) in the case of payment of principal or, as the case may be, interest against presentation of a Temporary Global Note or a Permanent Global Note the relevant Paying Agent shall note or procure that there is noted on the Schedule thereto (or, in the absence of a Schedule, on the face thereof) the amount of such payment and, in the case of payment of principal, the remaining principal amount of the relevant Note (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid) and shall procure the signature of such notation on its behalf.

7.2 None of the Paying Agents, in relation to any relevant Series of Notes shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.3 If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 7.1 in relation to any relevant Series of
       Notes:

       (a) it shall notify the Principal Paying Agent of the amount so paid by it, the serial number of the Temporary Global Note, Permanent Global Note or Definitive Note against presentation or surrender of which payment of principal or interest was made and the number of Coupons by maturity against which payment of interest was made; and

       (b) subject to and to the extent of compliance by the MTN Issuer with Clause 6.1 (whether or not at the due time), the Principal Paying Agent shall reimburse such Paying Agent for the amount so paid by it by payment out of the funds received by it under Clause 6.1 of an amount equal to the amount so paid by it by paying the same by credit transfer to such account with such bank as such Paying Agent may by notice to the Principal Paying Agent have specified for the purpose.

7.4    If the Principal Paying Agent makes any payment in accordance with Clause
       7.1 in relation to any relevant Series of Notes, it shall be entitled to appropriate for its own account out of the funds received by it from the MTN Issuer under Clause 6.1 an amount equal to the amount so paid by it.

7.5 If any Paying Agent (including the Principal Paying Agent) makes a payment in respect of Notes in relation to any relevant Series at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause 6.1, and the Principal Paying Agent is not able out of the funds received by it under Clause 6.1 to reimburse such Paying Agent therefor (whether by payment under Clause 7.1(b) or appropriation under Clause 7.2), the MTN Issuer shall from time to time on demand pay to the Principal Paying Agent for the account of such Paying Agent (including the Principal Paying Agent):

       (a) the amount so paid out by such Paying Agent and not so reimbursed to it; and

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

       (b) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount,

        provided that any payment made under this Clause 7.5 above shall satisfy pro tanto the MTN Issuer's obligations under Clause 6.1.

7.6 Interest shall accrue in relation to any relevant Series of Notes for the purpose of Clause 7.5(b) (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in sterling) and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Principal Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

7.7 If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon of a relevant Series of Notes surrendered for payment to it, such Paying Agent shall endorse thereon a statement indicating the amount and date of such payment.

8.     MISCELLANEOUS DUTIES OF THE PAYING AGENTS

       CANCELLATION, DESTRUCTION AND RECORDS

8.1 The Principal Paying Agent in relation to any relevant Series of Notes shall:

       (a) maintain a record of all Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons and Talons delivered hereunder and of their redemption, payment, exchange, forfeiture, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement provided that no record need be maintained of the serial numbers of Coupons (save insofar as that a record shall be maintained of the serial numbers of unmatured Coupons and/or unexchanged Talons missing at the time of redemption or other cancellation of the relevant Definitive Notes and, in the case of Coupons, of any subsequent payments against such Coupons);

       (b) retain in respect of Coupons of each maturity until the expiry of five years from the Relevant Date either all paid or exchanged Coupons of that maturity or a list of the total number of Coupons of that maturity still remaining unpaid or unexchanged;

       (c) separately in respect of each Series of Notes, maintain a record of all certifications received by it in accordance with the provisions of any Temporary Global Note;

       (d) upon request by the MTN Issuer, inform the MTN Issuer of the spot rate of exchange quoted by it for the purchase of the currency in which the relevant Notes are denominated against payment of United States dollars (or such other currency specified by the MTN Issuer) on the Agreement Date in respect of such Notes; and

       (e) make such records available for inspection at all reasonable times by the MTN Issuer and the other Paying Agents.

8.2 The Paying Agents in relation to any relevant Series of Notes shall make available to the Principal Paying Agent such information as may reasonably be required for the maintenance of the records referred to in Clause 8.1.

8.3 The MTN Issuer in relation to any relevant Series of Notes may from time to time deliver to the Principal Paying Agent Definitive Notes and unmatured Coupons appertaining thereto for cancellation, whereupon the Principal Paying Agent shall cancel or procure the cancellation of such Definitive Notes and Coupons. The MTN Issuer may from time to time procure the delivery to or to the order of the Principal Paying Agent of a Temporary Global Note or a Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented thereby (which instructions shall be accompanied by evidence satisfactory to the Principal Paying Agent that the MTN Issuer is entitled to give such instructions) whereupon the Principal Paying Agent shall note or procure that there is noted on the Schedule to such Temporary Global Note or Permanent Global Note the aggregate principal amount of Notes so to be cancelled and the remaining principal amount thereof (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf.

8.4 As soon as practicable upon any written request the Principal Paying Agent shall notify the MTN Issuer, the Trustee and the other Paying Agents who may so request (on the basis of the information available to it and distinguishing between the Notes of each Series) of the serial numbers of any Definitive Notes and/or the number of Coupons (by reference to maturity) against presentation or surrender of which payment has been made and of the serial numbers of any Definitive Notes or, as the case may be, the number of Coupons which have not yet been presented or surrendered for payment.

8.5 The Principal Paying Agent in relation to any relevant Series of Notes may destroy or procure the destruction of each Temporary Global Note, Permanent Global Note, Definitive Note and Coupon delivered to or to its order or cancelled by it or by its order in accordance with Clause 5.1 and Clause 5.3 or (where there is no principal amount remaining of such Temporary Global Note or Permanent Global Note) delivered to it and cancelled by it in accordance with Clause 8.3, in which case it shall as soon as reasonably practicable upon any written request furnish the MTN Issuer and the Trustee with a certificate as to such destruction distinguishing between the Notes of each Series and specifying the serial numbers of the Temporary Global Note, Permanent Global Note or Definitive Notes in numerical sequence (and containing particulars of any unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith) and the total number by payment or maturity date of Coupons (distinguishing Talons) so destroyed.

       MEETINGS OF HOLDERS OF NOTES

8.6 Each Paying Agent in relation to the relevant Series of Notes shall, at the request of the Holder of any Note, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of the Fifth Schedule to the Security Trust

       Deed (except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any meeting therein provided for) and shall perform and comply with the provisions of such Schedule. Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and will give to the MTN Issuer and the Trustee not less than twenty-four hours before the time appointed for any meeting or adjourned meeting full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such meeting or adjourned meeting.

       DOCUMENTS AVAILABLE FOR INSPECTION

8.7 The MTN Issuer shall in relation to the relevant Series of Notes provide to the Principal Paying Agent for distribution among the Paying Agents:

       (a)    specimen Notes; and

       (b) sufficient copies of all documents required to be available for inspection as provided in the Prospectus or any Applicable Supplement or, in relation to any Notes, the Conditions in respect of such Notes.

8.8 Each Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at its specified office in the Prospectus or Prospectus Addendum or, in relation to any relevant Series of Notes, the Conditions of such Notes, or as may be required by any stock exchange on which the Notes may be listed.

       NOTIFICATIONS AND FILINGS

8.9    (a)    The Issue Agent in relation to each Series of Notes, shall (on behalf of the MTN Issuer) make all necessary notifications and filings as may be required from time to time in relation to the issue, purchase and redemption of Notes by all applicable laws, regulations and guidelines.

       (b) Save as aforesaid, the MTN Issuer shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

       INDEMNITY

8.10 Each of the Paying Agents shall severally indemnify the MTN Issuer in relation to a relevant Series of Notes against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the MTN Issuer may incur, otherwise than by reason of the MTN Issuer's own negligence or wilful misconduct, as a result or arising out of or in relation to any breach by such Paying Agent of the terms of this Agreement or such Paying Agent's own negligence or wilful misconduct. The MTN Issuer shall remain entitled to the benefit and subject to the provisions of this Clause 8.10 notwithstanding the provisions of Clause 13.6(a).

8.11 The MTN Issuer undertakes to indemnify each of the Agents and to keep them indemnified, from:

       (a) any costs, expenses, losses and other matters for which any of the Agents becomes liable or arising as a direct or indirect result of the performance of its duties under this Agreement;

       (b) any claims, losses or liabilities arising as a result of a breach of the obligations, warranties and representations of the MTN Issuer under this Agreement; and

       (c) any other claims, actions, demands, damages, losses, liabilities, costs and expenses arising under or in connection with this Agreement (save in respect of the negligence or wilful default of any of the Agents). The foregoing indemnity shall extend to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party (within the meaning of the Securities Act) and shall be held on behalf of the relevant Agent for such persons relating to such Agent. The Agents shall remain entitled to the benefit and subject to the provisions of this Clause 8.12 notwithstanding the provisions of Clause 13.6(a).

       NOTICES

8.12 The Principal Paying Agent shall immediately notify the MTN Issuer and the Trustee of any notice delivered to it declaring any Note due and payable by reason of an Event of Default or requiring any breach of any provision of this Agreement or the Conditions applicable to any Series of Notes to be remedied.

8.13 The Principal Paying Agent shall, upon and in accordance with the instructions of and at the expense of the MTN Issuer but not otherwise, arrange for the publication in accordance with the Conditions of any notice which is to be given to the Holders of any Notes and shall supply a copy thereof to each other Paying Agent and the Trustee.

8.14 The Principal Paying Agent shall immediately notify the MTN Issuer and the Trustee of any notice delivered to it declaring any Note due and payable by reason of an Event of Default or registering any breach of any provision of this Agreement or the Conditions applicable to any Series of Notes to be remedied.

8.15 The Issue Agent shall, in relation to the MTN Issuer, monitor and Principal Amount of the Notes issued by such MTN Issuer, and ensure that such amount does not exceed the MTN Issuer Limit as set out in the relevant Prospectus Addendum as amended from time to time.

9.     EARLY REDEMPTION AND EXERCISE OF OPTIONS

9.1 If the MTN Issuer intends (other than consequent upon an Event of Default) to redeem all or any of the Notes of a relevant Series prior to their stated maturity date or to exercise any other option under the Conditions, it shall, not less than 14 days prior to the latest date for the publication of the notice of redemption or of exercise of the MTN Issuer's option required to be given to the Noteholders, give notice of such intention to the Principal Paying Agent (with a copy to the Trustee) stating the date on which such Notes are to be redeemed or such option is to be exercised.

9.2 In respect of any Notes of a relevant Series which carry any other right of redemption or other right exercisable at the option of the Noteholders, the MTN Issuer will provide the Paying Agents with copies of the form of the current redemption notice or exercise notice and the Paying Agents will make available forms of the current redemption notice or exercise notice to Noteholders upon request during usual business hours at their respective specified offices. Upon receipt of any Note deposited in the exercise of such option, the Paying Agent with which such Note is deposited shall hold such Note (together with, in the case of a Definitive Note, any Coupons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, or, as the case may be, the date upon which the exercise of such option takes effect when, in the case of redemption and subject as provided below, it shall present such Note (and any Coupons) to itself for payment in accordance with the Conditions and shall pay such monies in accordance with the directions of the Noteholder contained in the relevant redemption notice. In the case of an exercise of any other option, the relevant Paying Agent, shall take such steps as may be required to be taken by it in the Conditions. If, prior to such due date for its redemption or the date upon which the exercise of such option takes effect, an Event of Default occurs in respect of such Note or if upon due presentation payment of such redemption monies is improperly withheld or refused, the Paying Agent concerned shall, without prejudice to the exercise of such option, mail such Note (together with any such Coupons) by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant redemption notice.

9.3 At the end of any applicable period for the exercise of such option or, as the case may be, not later than 7 days after the latest date for the exercise of such option in relation to a particular date, in relation to Notes each Paying Agent shall promptly notify the Principal Paying Agent of the principal amount of the Notes of a relevant Series in respect of which such option has been exercised with it together with their serial numbers and the Principal Paying Agent shall promptly notify such details to the MTN Issuer.

10.    APPOINTMENT AND DUTIES OF THE AGENT BANK

       APPOINTMENT

10.1 The MTN Issuer appoints The Bank of New York, acting through its London branch, as Agent Bank in relation to each Series of Notes in respect of which it is named as such in the relevant Applicable Supplement and has received and signed a notice to such effect from the MTN Issuer in the form set out in the Third Schedule hereto for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

10.2 The Bank of New York accepts its appointment as Agent Bank in relation to each Series of Notes in respect of which it is named as such in the relevant Applicable Supplement, save that The Bank of New York shall have the right to decline to act as Agent Bank, upon giving reasonable notice to the MTN Issuer and the Dealer of its intention to decline to so act. The Bank of New York, unless it has declined to act as Agent Bank, shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto. The Bank of New York acknowledges and agrees that it shall be named in the relevant Applicable Supplement as Agent Bank in respect of each Series of Notes unless the MTN Issuer, (in the case of the Agent Bank's appointment under Clause 10.1) notifies the Agent Bank that it is no longer to act as Agent Bank or the MTN Issuer otherwise agrees to appoint another institution as Agent Bank.

       CALCULATIONS AND DETERMINATIONS

10.3 The Agent Bank shall in respect of each Series of Notes in relation to which it is appointed as such:

       (a) obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

       (b) maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the MTN Issuer, the Trustee and the Paying Agents.

       INDEMNITY

10.4 The Agent Bank shall indemnify the MTN Issuer in relation to a relevant Series of Notes against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur, otherwise than by reason of the MTN Issuer's own negligence or wilful misconduct, as a result or arising out of or in relation to any breach by the Agent Bank of the terms of this Agreement or the Agent Bank's own negligence or wilful misconduct. The MTN Issuer shall remain entitled to the benefit and subject to the provisions of this Clause 10.4 notwithstanding the provisions of Clause 13.6(a).

11.    FEES AND EXPENSES

11.1 The MTN Issuer shall, in respect of the relevant Series of Notes, pay on its own behalf to:

       (a) the Principal Paying Agent for the account of the Paying Agents, such fees as may have been agreed between the MTN Issuer and the Principal Paying Agent in respect of the services of the Paying Agent hereunder; and

       (b) the Agent Bank such fees as may have been agreed between the MTN Issuer and the Agent Bank in respect of the services of the Agent Bank.

11.2 The MTN Issuer shall in relation to each Series of Notes on demand reimburse the Principal Paying Agent, the Paying Agents and the Agent Bank for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

11.3 The MTN Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as agent hereunder, and shall indemnify each Agent (each an "INDEMNIFIED PARTY") against any claim, demand, action, Liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. The foregoing indemnity shall extend to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party and shall be held on trust by the relevant Agent for such persons relating to such Agent.

12.    TERMS OF APPOINTMENT

12.1 The Paying Agents and (in the case of Clauses 12.1(a), 12.1(e) and 12.1(f)) the Agent Bank in relation to a relevant Series of Notes may, in connection with its services hereunder:

       (a) except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice to the contrary or any memorandum thereon, treat the bearer of any Note as the absolute owner thereof and make payments thereon accordingly;

       (b) assume that the terms of each Note or Coupon as issued are correct;

       (c) refer any question relating to the ownership of any Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Note or Coupon to the MTN Issuer for determination by the MTN Issuer and rely upon any determination so made;

       (d) rely upon and incur no liability in respect of the terms of any notice, certificate, direction, communication or other document reasonably believed by it to be genuine;

       (e) engage and pay for the advice or services of any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the MTN Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith); and

       (f) treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

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

12.2   (a)    Notwithstanding anything to the contrary expressed or implied herein (other than in Clause 6.4 hereof) or in the Conditions applicable to such Series of Notes, none of the Agents shall, in connection with their or its services hereunder, (a) be under any relationship of agency or fiduciary duty towards any person other than the MTN Issuer or, where the provisions of Clause 3 apply, the Trustee, (b) be responsible for or liable in respect of the authorisation, validity or legality of any Note or Coupon issued or paid by it hereunder or any act or omission of any other person
              (including, without limitation, any other party hereto and, in the case of the Agent Bank, any bank from whom any quote may have been obtained) or (c) be under any obligation towards any person other than the MTN Issuer and, in the case of the Paying Agents, the other Paying Agents.

       (b) Each Agent shall be responsible only for the performance of all duties and obligations expressly imposed upon them herein. The obligations of the Agents are several and not joint.

12.3 Each Agent may purchase, hold and dispose of Notes or Coupons and may enter into any transaction (including, among other transactions, any depositary, trust or agency transaction) with any Noteholders or owners of any Notes or Coupons or with any other party hereto in the same manner as if it had not been appointed as the agent of the MTN Issuer in relation to the Notes.

12.4 The MTN Issuer shall indemnify each Agent (each an "INDEMNIFIED PARTY") in relation to a relevant Series of Notes against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 11.1 and otherwise than by reason of its own negligence or wilful misconduct or breach of the terms of this Agreement, as a result or arising out of or in relation to its acting as the agent of the MTN Issuer in relation to the relevant Series of Notes. The foregoing indemnity shall extend to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party and shall be held on trust by the relevant Agent for such persons relating to such Agent.

13.    CHANGES IN AGENTS

13.1 Any Agent may resign its appointment as the agent of the MTN Issuer hereunder and/or in relation to any Series of Notes upon the expiration of not less than thirty days' written notice to that effect by such Agent to the MTN Issuer and the Trustee (with a copy, if necessary, to the Principal Paying Agent) provided that:

       (a) in relation to any Series of Notes any such notice which would otherwise expire within thirty days before or after the maturity date of such Series or any interest or other payment date in relation to any such Series shall be deemed, in relation to such Series only, to expire on the thirtieth day following such maturity date or, as the case may be, such interest or other payment date; and

       (b) in respect of any Series of Notes, in the case of the Principal Paying Agent or the Agent Bank, the only remaining Paying Agent with its specified office in a continental European city or, if and for so long as such Notes are admitted to the Official List of the UK Listing Authority and trading on the London Stock Exchange and/or any other stock exchange, the Paying Agent with its specified office in London and/or in such other place as may be required by such other stock exchange, such resignation shall not be effective until a successor thereto has been appointed by the MTN Issuer as the agent of the MTN Issuer in relation to such Series of Notes or in accordance with Clause 13.5 and notice of such appointment has been given in accordance with the Conditions.

13.2 The MTN Issuer may revoke its appointment of any Paying Agent or Agent Bank hereunder and/or in relation to any Series of Notes by not less than thirty days' notice to that effect to such Paying Agent (with a copy to the Trustee and, in the case of a Paying Agent other than the Principal Paying Agent, to the Principal Paying Agent) or, as the case may be, Agent Bank provided that, however, in respect of any Series of Notes, in the case of the Principal Paying Agent or the Agent Bank, the only remaining Paying Agent with its specified office in a continental European city or, if and for so long as such Notes are admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange and/or any other stock exchange, the Paying Agent with its specified office in London and/or in such other place as may be required by such other stock exchange, such revocation shall not be effective until a successor thereto has been appointed by the MTN Issuer with the prior written approval of the Trustee as the agent of the MTN Issuer in relation to such Series of Notes and notice of such appointment has been given in accordance with the Conditions.

13.3 The appointment of any Agent in relation to each relevant Series of Notes as the agent of the MTN Issuer hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely:
       (a) such Agent becomes incapable of acting; (b) such Agent is adjudged bankrupt or insolvent; (c) such Agent files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; (d) a resolution is passed or an order is made for the winding-up or dissolution of such Agent; (e) a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; (f) an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or (g) any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

13.4 The MTN Issuer may, with the prior written approval of the Trustee, (and shall where necessary to comply with the Conditions) appoint substitute or additional agents in relation to a relevant Series of Notes and shall forthwith notify the other parties hereto, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

13.5 If, in relation to any Series of Notes, any Agent gives notice of its resignation in accordance with Clause 13.1, the provisions of Clause 13.2 apply and by the tenth day before the expiration of such notice a successor to such Agent as agent of the MTN Issuer in relation to such Notes has not been appointed by the MTN Issuer, such Agent may itself, following such consultation with the MTN Issuer as may be practicable in the circumstances and with the prior written approval of the Trustee, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the Conditions) and give notice of such appointment in accordance with the Conditions, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

13.6 Upon any resignation or revocation in relation to each relevant Series of Notes becoming effective under this Clause 13, the relevant Agent shall:

       (a) be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to and bound by (as appropriate) the provisions of Clause 8.10, Clause 8.11, Clause 10.4, Clause 11, Clause 12 and this Clause 13);

       (b) repay to the MTN Issuer such part of any fee paid to it in accordance with Clause 11 as may be agreed between the relevant Agent and the MTN Issuer;

       (c) in the case of the Principal Paying Agent, deliver to the MTN Issuer and to the successor Principal Paying Agent a copy, certified as true and up-to-date by an officer of the Principal Paying Agent, of the records maintained by it in accordance with Clause 8;

       (d) in the case of the Agent Bank, deliver to the MTN Issuer and to the successor Agent Bank a copy, certified as true and up-to-date by an officer of such Agent Bank of the records maintained by it in accordance with Clause 10.3; and

       (e) forthwith (upon payment to it of any amount due to it in accordance with Clause 11 or Clause 12.4) transfer all monies and papers (including any unissued Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons or Talons) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

13.7 Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party, shall, to the extent permitted by applicable law, be the successor to such Agent as agent of the MTN Issuer hereunder and in relation to the Notes without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger, conversion or consolidation shall forthwith be given by such successor to the MTN Issuer and the other parties hereto.

13.8 If any Agent decides to change its specified office (which may only be effected within the same city) it shall give notice to the MTN Issuer and the Trustee (with a copy, if necessary, to the Principal Paying Agent) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty days after the date of such notice.

14.    APPOINTMENT OF ADDITIONAL MTN ISSUERS

       The Dealer shall be entitled from time to time, with the consent of the Trustee, the Issue Agent and the Principal Paying Agent (such consent not to be unreasonably withheld) to appoint one or more Additional MTN Issuers under the Programme. Any such appointment shall be effected by an Accession Agreement, substantially in the form set out in Schedule 2 hereto, between the Dealer, the Trustee, the Issue Agent, the Principal Paying Agent and the proposed Additional MTN Issuer. Such appointment shall take effect from the date stated for such purpose in such an Accession Agreement subject to delivery of the conditions precedent documents referred to therein (including, without limitation, a deed supplemental to the Security Trust Deed). Upon such appointment, each proposed Additional MTN Issuer shall become a party to this Agreement with all the authority, rights, powers, duties and obligations as if originally named as an MTN Issuer hereunder.

15.    FORCE MAJEURE

       No Agent shall be liable for any loss caused by events beyond the reasonable control of such Agent and including any malfunction, interruption of or error in the transmission of information caused by any machines or system or interception of communication facilities, abnormal operating conditions or acts of God. No Agent shall have any liability whatsoever for any consequential, special, indirect or speculative loss or damages suffered by the MTN Issuer, the Trustee or by any other person in connection with the transactions contemplated by and the relationship established by this Agreement even if such Agent has been advised as to the possibility of the same. These provisions will override all other provisions of this Agreement.

16.    NOTICES

       Any notice or other communication to a party hereto given hereunder shall be given to it at the address or fax number specified against its name on the signature page hereof, or, in any case, to such other address, telex number or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose. All such notices and other communications in relation to each Series of Notes shall be effective when received.

17.    LIMITED RECOURSE

       The Agents of any Series acknowledge that, notwithstanding any other provision hereof, the obligations of the MTN Issuer hereunder in relation to any Series shall be equal to the lesser of the nominal amount of such obligations and the actual amount received or recovered by or for the account of the MTN Issuer in respect of the Underlying Assets relating to such Series (net of any sums which the MTN Issuer certifies to the satisfaction of the Agents that it is or may be obliged to pay to any party in respect of its liabilities to third parties including, without limitation, the Trustee and the Holders of such Series). All payments to be made by the MTN Issuer hereunder in respect of any Series will be made only from and to the extent of the sums received or recovered by or on behalf of the MTN Issuer or the Trustee in respect of the Underlying Assets relating to such Series (net as aforesaid). The Agents shall look solely to such sums for payments to be made by the MTN Issuer hereunder in respect of such Series, the obligation of the MTN Issuer to make payments in respect of the Notes of such Series will be limited to such sums and the Agents will have no further recourse to the MTN Issuer in respect thereof. In the event that the amount due and payable by the MTN Issuer hereunder in relation to any Series exceeds the sums so received or recovered in relation to such Series, the right of any person to claim payment of any amount exceeding such sums shall be extinguished.

18.    NON-PETITION

       Each of the Agents agrees that it will not, in relation to any Series of Notes, institute against the MTN Issuer or join any other person in instituting against the MTN Issuer any winding-up, arrangement, reorganisation, liquidation, bankruptcy, insolvency or other proceeding under any similar law for so long as any Notes are outstanding or for one year plus one day after the latest date on which any Note of any Series is due to mature.

19.    AUTHORISATION

19.1 Except as ordered by a court of competent jurisdiction or as required by law or as requested by such holder, each of the Agents shall (notwithstanding any notice to the contrary) be entitled to treat the holder of any Note as the absolute owner thereof for all purposes (whether or not such Note is overdue and notwithstanding any notice of ownership, trust or any interest therein, any writing thereon by any person (other than a duly executed transfer thereof in the form endorsed thereof) or any notice of any previous theft or loss thereof) and no person will be liable for so treating the Noteholder.

19.2 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the MTN Issuer, on behalf of the MTN Issuer or in reliance upon any Note, notice, resolution, direction, consent, certificate, affidavit, statement or other paper or documents reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

19.3 Each of the Agents may consult as to legal matters with lawyers selected by it, who may be employees or lawyers to the MTN Issuer, the Trustee or the relevant Agent and it shall be protected and shall incur no liability for action taken or suffered to be taken or omitted to be taken with respect to such matters in good faith and in accordance with the opinion or advice of such lawyers. None of the Agents nor the Trustee shall incur any liability with respect to the validity of this Agreement (other than in respect of their respective capacities to enter into this Agreement) or any of the Notes.

19.4 Any of the Agents and their respective officers, directors, employees and affiliates may become the holder of, or acquire any interest in, any Notes or Charged Assets, with the same rights that it or they would have if such entity were not, or were not officers, directors, employees or affiliates of, one of the Agents hereunder, and may engage or be interested in financial or other transactions with the MTN Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Noteholders, or other obligations of the MTN Issuer as freely as if such entity were not, or were not officers, directors, employees or affiliates of, any Agent and without any liability to account for any profit or remuneration arising thereby.

19.5 Each of the Agents appointed hereunder shall be obliged to perform such duties and only such duties as are herein contained and specifically set forth in the Notes (including the Conditions), and no implied duties or obligations shall be read into this Agreement or the Notes against any Agents. None of the Agents shall be under obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

19.6 Save as provided herein, none of the Agents shall have any duty or responsibility to any person (other than to the Trustee pursuant to the terms of this Agreement) in respect of any default by the MTN Issuer in performance of its covenants or agreements contained in the Notes, in Conditions, the Trust Deed or this Agreement, whether or not such Agent has knowledge (actual or constructive) of such default.

20.    MODIFICATION

       For the avoidance of doubt, this Agreement may be amended in writing by further agreement among all the parties hereto and without the consent of the Noteholders, in writing.

21.    COUNTERPARTS

       This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

22.    SUCCESSORS

       Each of the Agents and the Trustee may delegate, transfer or assign to any subsidiary of The Bank of New York or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it hereunder and the performance of its duties in accordance herewith, and such delegation, transfer or assignment may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as such Agent or the Trustee respectively may think fit.

23.    LAW AND JURISDICTION

23.1 This Agreement is governed by, and shall be construed in accordance with, English law.

23.2 The MTN Issuer irrevocably agrees for the benefit of the Agents and the Trustee that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

23.3 The MTN Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

23.4 The MTN Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Clifford Chance Secretaries Limited, 200 Aldersgate Street, London EC1A 4JJ or its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the MTN Issuer's behalf, the MTN Issuer shall, on the written demand of any Agent, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Agent shall be entitled to appoint such a person by written notice to the MTN Issuer. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

23.5 The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

24.    CONTRACT (RIGHTS OF THIRD PARTIES) ACT

       A person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

THE MTN ISSUER

EXECUTED BY:                                )
BARCLAYCARD FUNDING PLC                     )
acting through its duly authorised          )
representative in the presence of:          )



NOTICE DETAILS:

54 Lombard Street
London  EC3P 3AH

Facsimile No:     020 7699 3271
Attention:        Group General Counsel's Office

THE ISSUE AGENT, PRINCIPAL PAYING AGENT AND AGENT BANK

EXECUTED BY:
THE BANK OF NEW YORK,                       )
LONDON BRANCH                               )
acting through its duly authorised          )
representative in the presence of:          )



NOTICE DETAILS:

One Canada Square
London  E14 5AL

Facsimile No:     0207 964 6061/6399
Attention:        Corporate Trust Administration

THE TRUSTEE

EXECUTED BY:
THE BANK OF NEW YORK,                       )
LONDON BRANCH                               )
acting through its duly authorised          )
representative in the presence of:          )



NOTICE DETAILS:

One Canada Square
London  E14 5AL

Facsimile No:     0207 964 6061/6399
Attention:        Corporate Trust Administration

                                   SCHEDULE 1

                         NOTICE OF APPOINTMENT OF AGENT

                        [On Letterhead of the MTN Issuer]

[Name of Principal Paying Agent,
Paying Agent
(each as the case may be)]


[Address]

                                                                          [Date]

Dear Sirs

BARCLAYCARD FUNDING PLC

BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE PROGRAMME

We refer to the Agency Agreement dated 23 November 1999 (as amended and restated on 24 October 2002) and entered into in respect of the above Programme (such agreement, as modified or amended from time to time, the "AGENCY AGREEMENT") between, amongst others, ourselves as MTN Issuer and you as [Paying Agent/Principal Paying Agent].

Words and expressions defined in the Agency Agreement shall have the same meanings when used herein.

We hereby confirm in accordance with Clause 2.2 of the Agency Agreement your appointment as [specify capacity] in relation to [specify relevant Series of Notes] upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto. All provisions of the Agency Agreement apply to you as if you were an original signatory of the Agency Agreement.

Please complete and return to us the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment and your agreement to be bound by its terms.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully,

BARCLAYCARD FUNDING PLC

Acknowledged and agreed by:

..............................................

[                    ]

                                   SCHEDULE 2

                               ACCESSION AGREEMENT

                                                                          [Date]

To:      [Names of Additional MTN Issuer]
         [Agents]
         [Trustee]
         [Names of Dealers]

Dear Sirs,

BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE PROGRAMME

We refer to the Transaction Documents, each dated 23 November 1999 (as amended or restated from time to time, the "TRANSACTION DOCUMENTS") relating to the Barclaycard Asset Backed Medium Term Note Programme (the "PROGRAMME"). Terms used in the Transaction Documents shall have the same meanings in this letter.

Pursuant to Clause 12 of the Programme Dealer Agreement and Clause 14 of the Agency Agreement, we hereby notify you that we propose to appoint as an Additional MTN Issuer for the Programme [insert name of proposed additional MTN Issuer] (the "NEW MTN ISSUER"). We propose that such appointment should take effect as of [insert date]. By the execution of this Accession Agreement, the new MTN Issuer agrees to be bound by the terms of all the Transaction Documents as if originally named as a party thereto. For the purposes of the Programme, the new MTN Issuer's communication details are set out below.

We enclose the following:

(a) certified copies of the [description of constituting documents] of the Additional MTN Issuer;

(b) certified copies of the [description of appropriate internal authorisations and approvals] of the Additional MTN Issuer;

(c) copies of any governmental or other consents, licences or other approvals, authorisations or waivers required in connection with the Additional MTN Issuer's appointment;

(d) a legal opinion of internal counsel/local counsel to the Additional MTN Issuer;

(e) a legal opinion of counsel to the Dealers in the jurisdiction of incorporation of the Additional MTN Issuer;

(f)    a legal opinion of counsel to the Dealers in England;

(g) a list of the names, titles and specimen signatures of the persons authorised to take action on behalf of the Additional MTN Issuer in connection with the Programme;

(h) confirmation from [Additional MTN Issuer's process agents] of their appointment as the new MTN Issuer's process agents in connection with the Programme;

(i) a deed supplemental to the Security Trust Deed creating security over the Additional MTN Issuer's undertaking similar to that created over Additional MTN Issuers' undertaking by the Security Trust Deed and duly executed by the Additional MTN Issuer;

(j) a copy of the relevant Prospectus, as supplemented/amended and signed by the Additional MTN Issuer; and

(k)    [add further specific conditions, as appropriate].

[For the purposes of the Programme Dealer Agreement, the following documents constitute additional securitisation documents.]

[insert details]

Please acknowledge receipt of these documents and confirm your agreement to the appointment of the Additional MTN Issuer by signing and returning to us the attached copy of this letter.

Yours faithfully

BARCLAYCARD FUNDING PLC

[Dealer]

By: .....................

[ADDITIONAL ISSUER]

By: .....................

Address:

Telephone No.:
Facsimile No.:
Attention:

We agree to the appointment of [name of Additional MTN Issuer] as an MTN Issuer under the Programme as described above.

[Dealers, Trustee and Agents]

By:   ..........................         Date:  ................................

                                   SCHEDULE 3

                       NOTICE OF APPOINTMENT OF AGENT BANK

                        [ON LETTERHEAD OF THE MTN ISSUER]

[Name of Agent Bank],
[Address]

                                                                          [Date]

Dear Sirs

BARCLAYCARD FUNDING PLC

BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE PROGRAMME

We refer to the Agency Agreement dated 23 November 1999 (as amended and restated on 24 October 2002) and entered into in respect of the above Programme (such agreement, as modified or amended from time to time, the "AGENCY AGREEMENT") between, amongst others, us as MTN Issuer and you as Agent Bank.

Words and expression defined in the Agency Agreement shall have the same meanings when used herein.

We hereby confirm in accordance with Clause 10 of the Agency Agreement your appointment as Agent Bank in relation to [specify relevant Series of Notes] (the "RELEVANT SERIES") upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto. All provisions of the Agency Agreement and the Conditions apply to you as if you were an original signatory of the Agency Agreement. In particular, you may be obliged to arrange for and administer the sale of the Charged Assets in accordance with the Conditions.

Please acknowledge receipt of this notice and your agreement to be bound by its terms by signing, dating and returning to us the enclosed copy of this letter.

This letter is governed by and shall be construed in accordance with English law.

BARCLAYCARD FUNDING PLC

Acknowledged and agreed by



......................................................................